Exhibit 5.1

October 31, 2025

White & Case LLP
Bit Digital, Inc.	1221 Avenue of the Americas
31 Hudson Yards,	New York, NY 10020-1095
Floor 11	T +1 212 819 8200
New York, NY 10001
whitecase.com

We have acted as New York counsel to Bit Digital, Inc., a Cayman Islands exempted company (the “Company”), in connection with the preparation and filing by the Company with the U.S. Securities and Exchange Commission (the “Commission”) of an automatic shelf registration statement on Form S-3ASR (the “Registration Statement”) on the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of (i) ordinary shares of the Company, par value $0.01 per share (the “Ordinary Shares”), (ii) preference shares of the Company, par value $0.01 per share (the “Preference Shares”), (iii) one or more series of debt securities of the Company (the “Debt Securities”), (iv) warrants to purchase Ordinary Shares, Preference Shares, Debt Securities or any combination thereof (the “Warrants”), (v) subscription rights to purchase Ordinary Shares, Preference Shares or Debt Securities (the “Subscription Rights”) and (vi) units consisting of Ordinary Shares, Preference Shares, Debt Securities and/or Warrants (the “Units”). The Ordinary Shares, the Preference Shares, the Debt Securities, the Warrants, the Subscription Rights and the Units are collectively referred to herein as the “Securities”). The Securities that are being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Registration Statement includes a base prospectus relating to the offer and sale of the Securities (the “Base Prospectus”), which will be supplemented by one or more prospectus supplements in connection with the sale of the Securities. Each such prospectus supplement, together with the Base Prospectus, is referred to herein as a “Prospectus.”

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus or any Prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on the documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we have reviewed.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations set forth herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion, as of the date hereof, that when the applicable indenture, warrant agreement, subscription rights agreement and unit agreement has been duly authorized and executed by all necessary corporate action of the Company (and, in the case of the indenture, authenticated by the trustee in accordance with the provisions of the applicable indenture), and when the applicable Security is duly delivered by or on behalf of the Company against payment therefor in accordance with the applicable indenture, warrant agreement, subscription rights agreement or unit agreement, and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and pursuant to any corporate action necessary to authorize and approve the issuance and terms, in each case, of any Debt Securities, Warrants, Subscription Rights and Units, such Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights or by general equitable principles (whether applied by a court of law or equity).

With your consent, we have assumed (a) that each of the Debt Securities, Warrants, Subscription Rights, Units and applicable indentures (including any board resolution, supplement or officer’s certificate pertaining thereto), warrant agreements, subscription rights agreements and unit agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents will constitute a legally valid and binding obligation of the parties thereto other than the Company, enforceable against such parties in accordance with their respective terms, and (d) that the status of each of the Documents as a legally valid and binding obligation of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

The opinion expressed above are limited to questions arising under the law of the State of New York. We do not express any opinion as to the laws of any other jurisdiction. Various matters concerning the laws of the Cayman Islands are addressed in the opinion of Ogier (Cayman) LLP filed as an exhibit to the Registration Statement. We do not express any opinion as to those matters herein, and to the extent such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Securities pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinion expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Securities appearing under the caption “Legal Matters” in the Base Prospectus forming part of the Registration Statement or any Prospectus filed pursuant to 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

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